            SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549

                       FORM 8-K

                     CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities
                  Exchange Act of 1934


   Date of Report ( Date of earliest event reported):
                   August 16, 1996



    	      PARACELSUS HEALTHCARE CORPORATION
 (Exact name of registrant as specified in its charter)


California              1-12055              95-3565943
(State or other      ( Commission          (IRS Employer
 Jurisdiction        File Number)     Identification No.)


515 W. Greens Road, Suite 800,  Houston, Texas 77067
(Address of principal executive offices)


Registrant's telephone number, including area code:
                   (713) 873-6623

155 North Lake Avenue, Suite 1100, Pasadena, California 91101
(Former name or former address, if changed since last report



               This report contains 44 pages.

   The exhibit index is included at page 12 of this report.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.


On August 16, 1996, Paracelsus Healthcare Corporation (the "Company") completed its acquisition of Champion Healthcare Corporation ("Champion) and all its subsidiaries, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of May 29, 1996, by and among the Company, PC Merger Sub, Inc., a wholly owned subsidiary of the Company, and Champion. The acquisition was effected through the merger (the "Merger") of PC Merger Sub, Inc. with and into Champion, pursuant to which Champion, as the successor company, became a wholly owned subsidiary of the Company, and the shares of Champion's common and preferred stock were converted into an aggregate of approximately 19,755,009 shares of the Company's common stock. In addition, the Company assumed all of Champion's outstanding stock options, subscription rights, warrants and convertible securities, which as of August 16, 1996, represented the right to acquire approximately 1,337,204 shares, 80,000 shares, 422,286 shares and 60,067 shares of the Company's common stock, respectively. As a result of the Merger, the Company also assumed approximately $173.9 million in debt, consisting primarily of $94.3 million of Champion's 11% Senior Subordinated Notes and $59.7 million of amount borrowed under Champion's Revolving Credit Facility.


For additional information concerning the business and acquisition of Champion, see the Company's Registration
Statement on Form S-4 (Commission File No. 333-8521) filed on July 19, 1996.

ITEM 5.     OTHER EVENTS.

On August 16, 1996, simultaneously with the consummation of the merger transaction as described under Item 2, the Company completed its public equity offering of 5,200,000 shares of its common stock, including 600,000 over-alloted shares, at $8.50 per share, realizing net proceeds to the Company of approximately $41.6 million. On such date, the Company also completed a public debt offering of $325.0 million of its 10% Senior Subordinated Notes due 2006, realizing net proceeds to the Company of approximately $316.9 million. The Company has also commenced a tender offer to purchase up to $75.0 million aggregate principal amount of the outstanding 9.875% Senior Subordinated Notes (the "Notes") for $1,027.50 per $1,000 principal amount. The debt tender offer expired on August 22, 1996, with all Notes having been tendered.

For additional information concerning the equity and debt offerings and the tender offer, see the Company's
Registration Statements on Form S-1 (Commission File No.
333-07289 and 333-06713).

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial statements of business acquired.

The following financial statements of Champion are incorporated herein by reference to the Company's Registration Statement on Form S-4 (Commission File No. 333-8521):

   - Report of independent public accountants, dated
     February 27, 1996
   - Consolidated balance sheet at December 31, 1994 and
     1995
   - Consolidated statement of operations for the years ended December 31, 1993, 1994 and 1995
   - Consolidated statement of stockholders' equity for the years ended December 31, 1993, 1994 and 1995
   - Consolidated statement of cash flows for the years ended December 31, 1993, 1994 and 1995
   - Notes to consolidated financial statements

The following financial statements of Champion are filed with this report:

   - Condensed consolidated balance sheet as of June 30, 1996 (Unaudited)
   - Condensed consolidated statement of operations for the six months ended June 30, 1996 and 1995 (Unaudited)
   - Condensed consolidated statement of cash flows for the six months ended June 30, 1996 and 1995 (Unaudited)
   - Notes to condensed consolidated financial statements
     (Unaudited)

(b) Pro forma financial information.

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). Such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after August 31, 1996.

(c) Exhibits.

2.1(a) Amended and Restated Agreement and Plan of Merger, dated as of May 29, 1996, by and among Paracelsus, PC Merger Sub, Inc. and Champion.

99.1 Audited financial statements of Champion for the three years ended December 31, 1995.





___________________
(a) Incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-4( Commission
    File No. 333-8521).

                           CHAMPION HEALTHCARE CORPORATION
                        CONDENSED CONSOLIDATED BALANCE SHEET
                               As of June 30, 1996
                             (Dollars in thousands)
                                 (Unaudited)

ASSETS
Current assets:
 Cash and cash equivalents                                 $   13,273
 Patient accounts receivable, net of
   allowance for doubtful accounts                             34,725
 Supplies                                                       3,906
 Other current assets                                           7,741
                                                               ------
          Total current assets                                 59,645

Property and equipment                                        182,014
Less: Accumulated depreciation and amortization               (14,272)
                                                               ------
          Net property and equipment                          167,742

Investment in Dakota Heartland Health System                   52,469
Other assets                                                   34,983
                                                               ------
Total assets                          	                     $ 314,839
                                                              =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt
   and capital lease obligations                          $     2,581
 Accounts payable                                              10,216
 Other current liabilities                                     22,045
                                                               -----
          Total current liabilities                            34,842

Long-term debt and capital lease obligations                  175,710
Other long-term liabilities                                    10,135
Redeemable preferred stock                                     46,127

Stockholders' equity:
 Common stock                                                     144
 Common stock subscribed                                           40
 Common stock subscription receivable                             (40)
 Paid in capital                                               61,403
 Accumulated deficit                                          (13,522)
                                                               ------
         Total stockholders' equity                            48,025

Total liabilities and stockholders' equity                   $314,839
                                                              =======

        See notes to condensed consolidated financial statements.

                        CHAMPION HEALTHCARE CORPORATION
              CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   (Dollars in thousands, except per share data)
                                (Unaudited)


                                                 Six Months Ended June 30,
                                                 --------------------------
                                                      1996          1995
                                                     ------         ----
Net patient service revenue                         $ 99,968      $ 69,561
Other revenue                                          1,525         2,485
                                                     -------        ------
Net revenue                                          101,493        72,046
                                                     -------        ------
Cost and expenses:
  Salaries and benefits                               43,693        31,260
  Other operating expenses                            37,849        28,316
  Provision for bad debts                              6,886         5,753
  Interest                                             9,164         5,917
  Depreciation and amortization                        6,290         3,614
  Equity in earnings of Dakota Heartland
     Health System                                    (7,762)       (3,745)
  Merger costs                                         1,122             -
                                                      ------        ------
Total costs and expenses                              97,242        71,115
                                                      ------        ------
Income before income taxes and extraordinary loss      4,251           931
Provision (benefit) for income taxes                   1,880           (75)
                                                      ------        ------
Income before extraordinary loss                       2,371         1,006
Extraordinary loss on early extinguishment of debt         -        (1,118)
                                                      ------         -----
Net income (loss)                                    $ 2,371       $  (112)
                                                      ======         =====
Income (loss) applicable to common stock             $ 2,273       $(3,092)
                                                      ======         =====
Income (loss)per common share:
Primary -
    Before extraordinary loss                        $  0.16       $ (0.47)
    Extraordinary loss                                     -         (0.26)
                                                      ------         -----
                                                     $  0.16       $ (0.73)
                                                      ======         =====
Fully Diluted -
    Before extraordinary loss                        $  0.12           n/a
    Extraordinary loss                                     -           n/a
                                                      ------         -----
                                                     $  0.12           n/a
                                                      ======         =====

Weighted average common and common equivalent shares outstanding:
    Primary                                           13,778         4,236
    Fully Diluted                                     19,089           n/a

           See notes to condensed consolidated financial statements.

                              CHAMPION HEALTHCARE CORPORATION
                    CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (Dollars in thousands)
                                      (Unaudited)

                                                    Six Months Ended June 30,
                                                    ------------------------
                                                      1996          1995
                                                    -------         -----
Operating activities:
  Net income                                        $  2,371         $  (112)
  Equity in Dakota Heartland Health System's
    earnings, net of partnership distributions        (4,324)         (3,745)
  Non-cash expenses and changes in operating
    assets and liabilities                              (194)         11,383
                                                     -------          ------
      Net cash provided by (used in)
        operating activities                          (2,147)          7,526
                                                     -------           -----
Investing activities:
  Additions to property and equipment,
    net of disposition                                (5,937)          (17,389)
  Purchase of facilities                             (10,746)          (58,768)
  Investment in Dakota Heartland Health System             -            (2,000)
  Other                                                 (624)           (1,252)
                                                      -------           -------
      Net cash used in investing activities          (17,307)          (79,409)
                                                      -------           -------
Financing activities:
  Proceeds from exercise of stock
     warrants and options                               9,034              696
  Proceeds from issuance of long-term debt             29,900          117,905
  Payments on long-term debt and capital
     lease obligations                                (13,489)         (93,096)
  Release of restricted funds                               -            5,000
  Other                                                  (301)               -
                                                       ------           ------
      Net cash provided by financing activities        25,144           30,505
                                                       ------           ------

Increase (decrease) in cash and cash equivalents        5,690          (41,378)
Cash and cash equivalents at beginning of year          7,583           48,424
                                                       ------           ------
Cash and cash equivalents at end of period           $ 13,273          $ 7,046
                                                       ======           ======







              See notes to condensed consolidated financial statements.

                   CHAMPION HEALTHCARE CORPORATION
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (Unaudited)

NOTE 1  -- BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The Company's business is seasonal in nature and subject to general economic conditions and other factors. Accordingly, operating results for the six months ended June 30, 1996, are not indicative of the results that may be expected for the year ended December 31, 1996. These financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1995, included in the Company's Annual Report on Form 10-K, as amended, for such period.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company's adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of" on January 1, 1996 did not have a material effect on its financial statements.

NOTE 2 -- PARACELSUS MERGER

On August 9, 1996, the Company's stockholders, at a special meeting of stockholders (the "Special Meeting"), adopted and approved an Amended and Restated Agreement and Plan of Merger dated May 29, 1996 (the "Merger Agreement") between the Company and Paracelsus Healthcare Corporation ("Paracelsus"), pursuant to which a wholly owned subsidiary of Paracelsus will be merged into the Company, resulting in the Company becoming a wholly owned subsidiary of Paracelsus. The Company expects the merger to be consummated on or about August 16, 1996, after satisfying certain other terms and conditions of the Merger Agreement. The Company expensed approximately $1.1 million in merger costs during the second quarter of 1996.

Upon the consummation of the merger, each share of the Company's common stock and preferred stock will convert into one share and two shares of Paracelsus' common stock, respectively. Dr. Manfred George Krukemeyer, currently the Chairman of the Board and sole shareholder of Paracelsus, and members of Paracelsus' management will own approximately 60% of the combined company, with current Company's security holders owning the remaining 40%.

                 CHAMPION HEALTHCARE CORPORATION
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (Unaudited)


NOTE 3 -- FINANCIAL INFORMATION OF EQUITY AFFILIATE

The Company, through a wholly owned subsidiary, owns 50% of a partnership operated as Dakota Heartland Health System ("DHHS"). DHHS owns and operates two general acute care hospitals with a total of 341 beds in Fargo, North
Dakota.   The Company accounts for its investment in DHHS under the equity method. The following table summarizes certain income statement information of DHHS (in thousands).

                                           Six Months Ended June 30,
                                         -----------------------------
                                            1996               1995
                                          -------             ------
Net revenue                               $55,204           $ 53,665
Operating margin                           16,258              8,719
Net income                                 14,113              6,810

NOTE 4 -- LONG-TERM DEBT

On April 12, 1996, in contemplation of the merger between the Company and Paracelsus, holders of the Company's 11% Senior Subordinated Notes (the "Notes") entered into an agreement with the Company, among other things, to
(i) waive any rights to cause the Company to purchase the Notes from such holders as a result of a change in control caused by the merger and
(ii) tender the Notes to the Company for prepayment at certain specified premium amounts.

NOTE 5 -- ACQUISITIONS

On March 1, 1996, the Company acquired the 50-bed Jordan Valley Hospital ("Jordan") in West Jordan, Utah, from Columbia/HCA Healthcare Corporation ("Columbia"). In exchange, Columbia received the Company's 85-bed Autauga Medical Center and adjacent skilled nursing facility in Prattville, Alabama, plus approximately $10,750,000 in cash. Cash consideration included approximately $3,750,000 for a net working capital differential, which is subject to final settlement, and reimbursement of certain capital expenditures made previously by Columbia.

The following  unaudited pro forma consolidated results of operations for the six months ended June 30, 1996 and 1995, assumes that the acquisition of Jordan and Salt Lake Regional Medical Center ("SLRMC"), which was acquired
on April 13, 1995, occurred on January 1, 1995.    The pro forma financial
information does not purport to be indicative of the results that would have been attained had the transactions described above occurred on January 1, 1995.

                     CHAMPION HEALTHCARE CORPORATION
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (Unaudited)

                                             Six months ended
                                          --------------------
                                                  June 30
                                                ----------
                                             1996       1995
                                            ------      -----
                                         (Dollars in thousands,
                                          except per share data)

Net revenue                               $102,731      $97,890
Income before extraordinary loss             2,291        2,031
Net income                                   2,291          913
Income (loss) applicable to common stock     2,193       (2,067)

Income (loss) per common share:
  Primary-
      Before extraordinary loss             $ 0.16       $(0.23)
      Extraordinary loss                         -        (0.26)
                                             -----        -----
                                            $ 0.16       $(0.49)
                                             =====        =====
   Fully diluted-
      Before extraordinary loss             $ 0.12          n/a
      Extraordinary loss                         -          n/a
                                             -----        -----
                                            $ 0.12          n/a
                                             =====        =====
NOTE 6 -- INCOME (LOSS) PER SHARE

Primary income (loss) per common share is computed by dividing income (loss) applicable to common stock (net income less preferred stock dividend requirements and accretion of preferred stock issuance costs) by the weighted average number of common and common equivalent shares outstanding. Fully diluted income (loss) per common share is computed by dividing net income
(loss) by the weighted average number of common and common equivalent shares outstanding, including additional shares of common stock resulting from the assumed conversion of shares of convertible preferred stock.

NOTE 7 -- STOCKHOLDERS' EQUITY

During the six months ended June 30, 1996, warrants were exercised to purchase approximately 2,458,000 shares of common stock, resulting in cash proceeds to the Company of approximately $8,717,000 and the tender of approximately $4,895,000 of the Notes in lieu of cash.

At the Special Meeting held on August 9, 1996, the Company's stockholders approved certain amendments to the various stock option plans. With respect to the Directors' Stock Option Plan, the authorized shares for issuance was increased from 60,000 to

                    CHAMPION HEALTHCARE CORPORATION
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (Unaudited)

100,000. The plan provisions now allow options held by directors whose services cease after a merger of the Company to remain exercisable until the date specified in such options, rather than expiring 90 days following such merger. With respect to the Selected Executive Stock Option Plan No. 5, the plan was amended to allow stock options or rights granted thereunder to be assumed by the surviving company to a merger or consolidation with the Company. With respect to certain stock option agreements between the Company and each of Messrs. Charles R. Miller and James G. VanDevender, a cashless exercise procedure was added to allow the Company to withhold shares issuable upon exercise of options outstanding thereunder as a means for such option holder to pay the option exercise price and/or any tax withholding obligations incurred upon such exercise.

NOTE 8 -- SUBSEQUENT EVENT

On July 23, 1996, the Company's common stock commenced trading on the New York Stock Exchange ("NYSE") under the symbol "CHC". Prior to that, its shares had been traded on the American Stock Exchange. Upon the consummation of the merger with Paracelsus (see Note 2), the Company will delist from the NYSE and cease to be a separate public reporting entity.

                               SIGNATURES

        Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                Paracelsus Healthcare Corporation

                                        (Registrant)


                                  /s/ JAMES G. VANDENDER
Dated: August 29, 1996        By: ____________________________
                                       James G. VanDevender
                                      Executive Vice President,
                                      Chief Financial Officer
                                            & Director

                              INDEX TO EXHIBITS

EXHIBIT        DESCRIPTION
- -------        -----------
2.1(a)         Amended and Restated Agreement and Plan of
               Merger, dated as of May 29, 1996, by and among Paracelsus, PC Merger Sub, Inc. and Champion.

99.1 Audited financial statements of Champion for the three years ended December 31, 1995.








_________________
(a) Incorporate herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-4 (Commission File
    No. 333-8521).